EXHIBIT 1

                             JOINT FILING STATEMENT

                     STATEMENT PURSUANT TO RULE 13D-1(K)(1)

     The undersigned hereby consent and agree to file a joint statement on
Schedule 13D under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock of DYNA-CAM ENGINE CORPORATION beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement pursuant to Rule 13d-1(k)(iii) as an exhibit to such Schedule 13D, thereby incorporating the same into such Schedule 13D.

                                        Aztore Holdings, Inc.

July 23, 2001                           By: /s/ Michael S. Williams
Date                                       ---------------------------------
                                           Michael S. Williams, President


July 23, 2001                              /s/ Patricia J. Wilks
Date                                       ---------------------------------
                                           Patricia J. Wilks


July 23, 2001                              /s/ Dennis C. Palmer
Date                                       ---------------------------------
                                           Dennis C. Palmer

                                        Palmer Holdings, Ltd.

July 23, 2001                           By: /s/ Patricia J. Wilks
Date                                       ---------------------------------
                                           Patricia J. Wilks, President